UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2018

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11222 Richmond Avenue, Suite 195, Houston, Texas 77082

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 20, 2018, Mr. Robert Holden resigned as a member of the Board of Directors of, and as the President and Chief Executive Officer of, American International Holdings Corp. (the “Company”, “we” and “us”). Such resignation was not in connection with a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices.

As previously reported in the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on June 5, 2018, on May 31, 2018, the Company agreed to issue 3,800,000 shares of restricted common stock to Mr. Robert Holden (collectively, the “Shares”).

The Shares were agreed to be issued to Mr. Holden in consideration for his continued service to the Company as an officer and director and as such, the Company is currently seeking the return and cancellation of the Shares in connection with his resignation, as discussed above. The Company also intends to seek recovery of expenses incurred in pursuit of return of the shares issued to Robert Holden.

As a result of the resignation of Mr. Holden, the Company no longer anticipates operating under the d/b/a Digital Marketing Interactive and/or maintaining a business focus in digital marketing moving forward.

Item 8.01 Other Events.

None.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Date: October 29, 2018	By:	/s/ Charles R. Zeller
Charles R. Zeller
Board Member